Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 11, 2010, by and among CSA Escrow Corporation, a Delaware corporation (the “Escrow Corporation”), and Deutsche Bank Securities Inc. (“DBSI”), as representative of the several initial purchasers listed on Schedule 1 to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), each of whom has agreed to purchase a portion of the $450,000,000 aggregate principal amount of the Company’s 8 1/2% Senior Notes due 2018 (the “Initial Notes”) to be guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement. The Initial Notes and the Guarantees are herein collectively referred to as the “Securities.” On the Release Date, Cooper-Standard Automotive Inc., a Delaware corporation (the “Company”), Cooper-Standard Holdings Inc. (the “Parent Guarantor”) and the Subsidiary Guarantors (as defined in the Purchase Agreement) will execute a joinder agreement in the form of Exhibit A (the “Joinder Agreement”) pursuant to which the Company, the Parent Guarantor and the Subsidiary Guarantors will become party to this Agreement.

This Agreement is made pursuant to the Purchase Agreement, dated April 29, 2010 (the “Purchase Agreement”), among the Escrow Corporation, the Company, the Parent Guarantor and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(h) of the Purchase Agreement.

For purposes of this Agreement only (x) prior to the Release Date references to “Company” shall be deemed references to CSA Escrow Corporation and (y) on and after the Release Date references to the “Company” shall be deemed a reference to Cooper-Standard Automotive Inc.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“DBSI” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantee” shall mean the guarantee of the Securities and Exchange Securities by any Guarantor under the Indenture.

“Guarantors” shall mean, on the Release Date upon execution and delivery of the Joinder Agreement, the Parent Guarantor and the Subsidiary Guarantors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 6 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Holders’ Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Indemnified Person” shall have the meaning set forth in Section 6(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 6(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of May 11, 2010 between the Escrow Corporation and U.S. Bank National Association, as trustee (the “Trustee”), as the same may be supplemented or amended from time to time in accordance with the terms thereof.

“Information” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspectors” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issue Date” shall mean May 11, 2010.

“Issuer Information” shall have the meaning set forth in Section 6(a) hereof.

“Market Maker” shall have the meaning set forth in Section 5(a) hereof.

“Market Maker’s Information” shall have the meaning set forth in Section 5(d) hereof.

“Market Making Registration Statement” shall mean the registration statement referred to in Section 5(a)(i) hereof and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Parent Guarantor” shall have the meaning set forth in the preamble and shall also include the Parent Guarantor’s successors.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Records” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Registration Actions” shall have the meaning set forth in Section 3(d)(i) hereof.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities on the earliest of (i) when the Exchange Securities are issued in exchange for the Securities pursuant to the Exchange Offer Registration Statement, (ii) when an Exchange Offer is completed (except with respect to Securities held by Persons that were not eligible to participate pursuant to the Exchange Offer), (iii) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (iv) the date that is two years from the Issue Date or (v) when such Securities cease to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters and Holders (which counsel shall be elected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel as may be agreed by the Company and the Trustee, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers), (viii) the fees and disbursements of counsel for the Market Maker and (ix) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Market Making Registration Statement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Release Date” shall have the meaning set forth in the Purchase Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Notice” shall have the meaning set forth in Section 3(d)(i) hereof.

“Suspension Period” shall have the meaning set forth in Section 3(d)(i) hereof.

“Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwriter Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) to cause such Registration Statement to become effective at the earliest possible time under the Securities Act. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 365 days after the Issue Date.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange.

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest (but not any additional interest pursuant to Section 2(d)) but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will provide such information as may be reasonably requested by the Company and deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and

(iii) issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed on or before 365th day after the Issue Date; provided, however, that if such day would otherwise fall on a day that is not a Business Day, then such Exchange Offer must be completed not later than the next successive Business Day, (iii) upon receipt of a Holder’s request, with respect to any Holder of Registrable Securities that (A) may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (B) is a broker-dealer and holds Securities acquired directly from the Company or one of its affiliates, (iv) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, , (v) upon receipt of written notice following the consummation of the Exchange Offer from any Holder that participated in the Exchange Offer notifying the Company that such Holder did not receive freely tradeable Exchange Securities in the Exchange Offer, other than by reason of such Holder being an affiliate of the Company, the Guarantors or any of their respective affiliates, and notifies the Company within 30 days after such Holder first becomes aware of such restrictions or (vi) upon receipt of written notice following the consummation of the Exchange Offer from any Holder notifying the Company that such Holder is or was ineligible to participate in the Exchange Offer by reason of such Holder being an affiliate of the Company, the Guarantors or any of their respective affiliates, and notifies the Company within 30 days after the consummation of the Exchange Offer of such ineligibility, then the Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof.

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iv) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

Subject to the fifth paragraph of Section 2(d) hereof, the Company and the Guarantors agree to use their commercially reasonable efforts to (A) cause the Shelf Registration Statement to be declared effective under the Securities Act and (B) keep the Shelf Registration Statement continuously effective until the earlier of (i) one year after the initial effectiveness or (ii) the date when all of the Registrable Securities are registered under such Shelf Registration Statement and are disposed of in accordance with such Shelf Registration Statement or cease to be outstanding (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment reasonably promptly after its being used or filed with the SEC.

(c) The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Exchange Offer Registration Statement or Shelf Registration Statement and any fees and disbursements of counsel or experts retained by such Holder in connection with any registration pursuant hereto (other than any such fees and disbursements included within the definition of Registration Expenses and paid for by the Company and the Guarantors in accordance with the terms of this Agreement).

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(e) In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i), 2(b)(ii) or 2(b)(iii) hereof, does not become effective on or prior to 365th day after the Issue Date (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first 90 day period immediately following the Target Registration Date and by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum of 1.00% per annum, until the earliest of the Exchange Offer being completed, the Shelf Registration Statement, if required hereby, becoming effective and the date on which all Securities cease to be Registrable Securities; provided that the obligation of the Company and the Guarantors to pay such additional interest in any such case shall be the sole and exclusive monetary remedy of the Initial Purchasers and the Holders in the event that the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i), 2(b)(ii) or 2(b)(iii) hereof, does not become effective on or prior to the Target Registration Date.

(f) If a Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (such 30th day, the “Shelf Trigger Date”), then the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first 90 day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum increase of 1.00% per annum, commencing on the day immediately following the Shelf Trigger Date and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable, as the case may be.

(g) For the avoidance of doubt, an increase of the interest rate on the Registrable Securities may not accrue under each of Section 2(e) and Section 2(f) at any one time, and in the case that more than one basis for an increase in any interest rate pursuant to this Section 2(g) arises or exists under Section 2(e) and Section 2(f), such interest rate increase will not be aggregated and instead the interest rate will be increased as if only one such basis exists. Following the cessation of such basis for increased interest, the accrual of such additional interest will cease only when no other basis for any increase continues to exist.

(h) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus other than any written communication relating to or that contains solely the terms of the Exchange Offer and/or other information that was included in the Registration Statement.

3. Registration Procedures.

(a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as soon as reasonably practicable:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) subject to Section 3(d) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading in any material respect and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, as soon as reasonably practicable and promptly provide notice to each Holder of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities upon request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix) in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates (unless such Registrable Securities are in book-entry form only) representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x) subject to Section 3(d), in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide one copy of such document to each Initial Purchaser and their counsel (and, in the case of a

Shelf Registration Statement, to the Holders of Registrable Securities and their counsel); and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object;

(xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) in the case of a Shelf Registration, make available for inspection by one representative designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration (such representative, the “Holders’ Inspector”) and the Underwriters participating in any disposition pursuant to such Shelf Registration Statement (or one counsel to such Underwriters) (such Underwriters or counsel, the “Underwriter Inspector” and, together with the Holders’ Inspector, the “Inspectors”), each upon a written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable the Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information (“Information”) reasonably requested by the Inspectors in connection with such due diligence responsibilities. The Inspectors shall agree in writing that they will keep the Records and Information confidential and that they will not disclose any of the Records or Information that the Company determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court claiming jurisdiction or any request or order from a regulatory body, (iii) disclosure of such Records or Information is necessary or advisable, in the judgment of counsel for the Inspectors, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Inspectors and arising out of, based upon, relating to or involving this Agreement, the applicable Indenture or the Purchase Agreement or any transactions contemplated hereby or thereby or arising hereunder or thereunder, (iv) the information in such Records or Information has been made generally available to the public other than by the Inspectors or any “affiliate” (as defined in Rule 405 under the Securities Act) thereof, (v) such information becomes available to any such person from a source other than the Company and such source is not known by such person to be bound by a confidentiality obligation to the Company or (vi) such information is necessary to establish a due diligence defense; provided, however, that (if permitted) prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by any Inspector pursuant to clauses (i), (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (xiv)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of such Holder or Inspector;

(xv) in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed and only if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing;

(xvii) in the case of an Underwritten Offering, enter into such customary agreements (including an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities) and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to, (1) to the extent possible, make such representations and warranties to any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which opinions, in form, scope and substance, shall be reasonably satisfactory to the Underwriters) addressed to each Underwriter, covering the matters customarily covered in opinions reasonably requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings of debt securities similar to the Securities, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such other documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings of debt securities similar to the Securities, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xviii) so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than ten Business Days following the execution thereof.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. To the extent such information is necessary to include in such Shelf Registration Statement and any Holder fails or refuses to provide such information within a reasonable period of time from the Company’s request (such time to be provided in the Company’s written request) such Holder shall not be entitled to include its Registrable Securities in such Shelf Registration Statement until such information is provided to the Company and reflected in such Shelf Registration Statement. Each Holder also agrees to notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section

3(a)(vi)(3) or 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) (i) Subject to the limitation set forth in the next succeeding paragraph, the Company shall be entitled to delay the initial filing of any Registration Statement, suspend its obligation to file any amendment to any Registration Statement, furnish any supplement or amendment to a Prospectus included in any Registration Statement, make any other filing with the SEC that would be incorporated by reference into any Registration Statement, cause any Registration Statement to remain effective or take any similar action (collectively, “Registration Actions”) (A) if the board of directors of the Company determines in good faith that taking any such Registration Actions (1) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization or segment reclassification or discontinuance of operations, which is required to be reflected in pro forma or restated financial statements that amends a historical financial statement of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (2) would require disclosure of non-public material information the disclosure of which would reasonably be expected to materially and adversely affect the Company, subject to the provisions of Section 3(d)(ii) or (B) upon any event described in Section 3(a)(vi)(5) (the period resulting from any such delay, suspension or other action, a “Suspension Period”). Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

(ii) If the Company and the Guarantors shall give any Suspension Notice, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. In no event shall the number of days included in all Suspension Periods exceed 60 days in the aggregate during any 365-day period. Notwithstanding anything in the foregoing to the contrary, the Company shall at all times use its commercially reasonable efforts to end any Suspension Period at the earliest possible time.

(iii) Each Holder agrees that upon receipt of any Suspension Notice from the Company pursuant to this Section 3(d), it will discontinue use of the Prospectus contained in such Registration Statement and any Free Writing Prospectus until receipt of copies of the supplemented or amended Prospectus or Free Writing Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in such Registration Statement or Free Writing Prospectus may be resumed.

(e) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Company, subject to the consent of the Holders of a majority in principal amount of the Registrable Securities included in such offering (which shall not be unreasonably withheld). No Holder may participate in any Underwritten Offering unless such Holder (i) agrees to sell such Holder’s Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) timely completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents, under customary terms, as customarily required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them (except to the extent required by Staff positions), such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5. Market Making.

(a) For so long as any of the Securities or Exchange Securities are outstanding and Barclays Capital Inc. (in such capacity, the “Market Maker”) or any of its affiliates (as defined in the rules and regulations of the SEC) is an affiliate of the Company, the Guarantors or any of their affiliates and proposes to make a market in the Securities or Exchange Securities as part of its business in the ordinary course and is required to deliver a prospectus in connection with transactions in the Securities or the Exchange Securities, as the case may be, the following provisions shall apply for the sole benefit of the Market Maker:

(i) The Company and the Guarantors shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration Statement is filed with the SEC, file a registration statement (the “Market Making Registration Statement”) (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the SEC) and use their commercially reasonable efforts to cause such Market Making Registration Statement to become effective on or prior to the consummation of the Exchange Offer or the initial effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market Making Registration Statement or amend or supplement the related Prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market Making Registration Statement, any amendment thereto, any Free Writing Prospectus or any amendment or supplement to the related Prospectus or Free Writing Prospectus, the Company will furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel, and (2) the Company and the Guarantors will not file the Market Making Registration Statement, any amendment thereto, any Free Writing Prospectus or any amendment or supplement to the related Prospectus or Free Writing Prospectus to which the Market Maker and its counsel shall reasonably object unless the Company is advised by counsel that such Market Making Registration Statement or Free Writing Prospectus or any such amendment or supplement is required to be filed under applicable securities laws and the Company will provide the Market Maker and its counsel with copies of the Market Making Registration Statement and any Free Writing Prospectus and each amendment and supplement filed.

(ii) The Company shall notify the Market Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when any Market Making Registration Statement, any post-effective amendment to the Market Making Registration Statement, any Free Writing Prospectus or any amendment or supplement to the related Prospectus or Free Writing Prospectus has been filed, and, with respect to any Market Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any post-effective amendment to the Market Making Registration Statement, any supplement or amendment to the related Prospectus or any Free Writing Prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of the Market Making Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market Making Registration Statement, the related Prospectus or any Free Writing Prospectus or any amendment or supplement thereto untrue in any material respect or that requires the making of any changes in the Market Making Registration Statement, such Prospectus or such Free Writing Prospectus or amendment or supplement thereto, in order to make the statements therein not misleading in any material respect.

(iii) If any event contemplated by Section 5(a)(ii)(B) through (E) occurs during the period for which the Company and the Guarantors are required to maintain an effective Market Making Registration Statement, the Company and the Guarantors shall, subject to Section 5(a)(i), promptly prepare and file with the SEC a post-effective amendment to the Market Making Registration Statement or an amendment or supplement to the related Prospectus or Free Writing Prospectus or file any other required document so that the Prospectus or any Free Writing Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) In the event of the issuance of any stop order suspending the effectiveness of the Market Making Registration Statement, any notice of objection pursuant to Rule 401(g)(2) under the Securities Act or any order suspending the qualification of the Securities or Exchange Securities for sale in any jurisdiction, the Company and the Guarantors shall promptly use their commercially reasonable efforts to obtain the withdrawal of such order or the resolution of such objection, including by filing an amendment to the Market Making Registration Statement on the proper form as necessary.

(v) The Company shall furnish to the Market Maker, without charge, (i) at least one conformed copy of the Market Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related Prospectus, any Free Writing Prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.

(vi) The Company and the Guarantors shall consent to the use in accordance with applicable law of the Prospectus contained in the Market Making Registration Statement, any Free Writing Prospectus or any amendment or supplement thereto by the Market Maker in connection with its market-making activities.

(vii) Notwithstanding the foregoing provisions of this Section 5, the Company and the Guarantors may for valid business reasons, including without limitation, the reasons set forth in Section 3(d), notify the Market Maker in writing that the Market Making Registration Statement is no longer effective or the Prospectus included therein or any

Free Writing Prospectus is no longer usable for offers and sales of Securities or Exchange Securities; provided that the use of the Market Making Registration Statement or the Prospectus contained therein or any Free Writing Prospectus shall not be suspended for more than 90 days (whether or not consecutive) in the aggregate in any 12-month period. The Market Maker agrees that upon receipt of any notice from the Company pursuant to this Section 5(a)(vii), it will discontinue use of the Prospectus contained in the Market Making Registration Statement and any Free Writing Prospectus until receipt of copies of the supplemented or amended Prospectus or Free Writing Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in the Market Making Registration Statement or the Free Writing Prospectus may be resumed.

(b) In connection with the Market Making Registration Statement, the Company shall make available for inspection by one representative of, the Market Maker (which may be) counsel to the Market Maker) (such representative, the “Market Makers’ Inspector”), upon a written request, at the offices where normally kept, during reasonable business hours, all Records of the Company and its subsidiaries, as shall be reasonably necessary to enable the Market Makers’ Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all Information reasonably requested by the Inspectors in connection with such due diligence responsibilities. The Market Makers’ Inspectors shall agree in writing that they will keep the Records and Information confidential and that they will not disclose any of the Records or Information that the Company determines, in good faith, to be confidential and notifies the Market Makers’ Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Market Making Registration Statement or related Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court claiming jurisdiction or any request or order from a regulatory body, (iii) disclosure of such Records or Information is necessary or advisable, in the judgment of counsel for the Market Makers’ Inspectors, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Market Makers’ Inspectors and arising out of, based upon, relating to or involving this Agreement, the applicable Indenture or the Purchase Agreement or any transactions contemplated hereby or thereby or arising hereunder or thereunder, (iv) the information in such Records or Information has been made generally available to the public other than by the Market Makers’ Inspectors or any “affiliate” (as defined in Rule 405 under the Securities Act) thereof, (v) such Information becomes available to any such person from a source other than the Company and such source is not known by such person to be bound by a confidentiality obligation to the Company or (vi) such Information is necessary to establish a due diligence defense; provided, however, that (if permitted), prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by any Market Makers’ Inspector pursuant to clauses (i), (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this Section 5(b)) and that such Market Makers’ Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Market Maker or Market Makers’ Inspector.

(c) Until the initial effective date of the Market Making Registration Statement, the Company and the Guarantors shall use commercially reasonable efforts to register or qualify the

Securities or Exchange Securities for offer and sale under all applicable state securities or blue sky laws of such jurisdictions as the Market Maker reasonably requests in writing, cooperate with the Market Maker in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts or things that may be reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by the Market Making Registration Statement; provided that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction if its not so subject.

(d) The Company and the Guarantors represent and agree that the Market Making Registration Statement, any post-effective amendments thereto, any Free Writing Prospectus, any amendments or supplements to the related Prospectus or any Free Writing Prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and will not, as of each effective date of such Market Making Registration Statement or post-effective amendments and as of the filing date of any Free Writing Prospectus or amendments or supplements to such Prospectus or any Free Writing Prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market Making Registration Statement or the related Prospectus or any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Market Maker specifically for inclusion therein (the “Market Maker’s Information”).

(e) At the time of initial effectiveness of the Market Making Registration Statement and concurrently with each time any Free Writing Prospectus is first used or the Market Making Registration Statement shall be amended by post-effective amendment, including by the filing of an annual report incorporated by reference into the Market Making Registration Statement, or the related Prospectus or any Free Writing Prospectus shall be amended or supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a certificate of its Chairman of the Board of Directors, President, its Chief Financial Officer or any Vice President covering such customary matters as the Market Maker may reasonably request and that, to such officers’ knowledge no stop order suspending the effectiveness of the Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the SEC.

(f) At the time of initial effectiveness of the Market Making Registration Statement and concurrently with each time any Free Writing Prospectus is first used or the Market Making Registration Statement shall be amended by post-effective amendment, including by the filing of an annual report incorporated by reference into the Market Making Registration Statement, or the related Prospectus or any Free Writing Prospectus shall be amended or supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with the written opinion of counsel for the Company reasonably satisfactory to the Market Maker (which may be the General Counsel of the Company in his sole discretion) covering such customary matters as the Market Maker may reasonably request and that, to such counsel’s knowledge, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued, and no proceeding for that purpose is pending or threatened by the SEC; provided the Market Maker may not request more than two such opinions in any fiscal year.

(g) The Company and the Guarantors, on the one hand, and the Market Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 6 of this Agreement.

(h) The Company and the Guarantors will comply with the provisions of this Section 5 at their own expense and will reimburse the Market Maker for its expenses associated with this Section 5 (including reasonable fees of counsel for the Market Maker).

(i) The agreements contained in this Section 5 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Securities and Exchange Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(j) For purposes of this Section 5, (i) any reference to the terms “amend,” “amendment” or “supplement” with respect to the Market Making Registration Statement or the Prospectus contained therein or any Free Writing Prospectus shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Securities” or “Exchange Securities” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Securities or Exchange Securities.

6. Indemnification and Contribution.

(a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the Market Maker and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, information relating to any Holder or the Market Maker’s Information furnished to the Company in writing through DBSI, any selling Holder or the Market Maker, respectively, expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person and their directors, officers and managing members, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus. Notwithstanding the provisions of this Section 6(b), with respect to a Registration Statement that is not an Exchange Offer Registration Statement, including the related Prospectus and any Free Writing Prospectus related thereto, in no event shall a Holder be required to indemnify any amount in excess of the proceeds received by such Holder from the Securities or Exchange Securities sold by such Holder pursuant thereto.

(c) The Market Maker agrees to indemnify and hold harmless the Company and the Guarantors, the directors of the Company and the Guarantors and each officer of the Company and the Guarantors who signed the Market Making Registration Statement and each Person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Market Maker’s Information furnished to the Company in writing by the Market Maker expressly for use in any Market Making Registration Statement, any Prospectus and any Free Writing Prospectus.

(d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified

Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser or the Market Maker, its affiliates, directors and officers and any control Persons of such Initial Purchaser or the Market Maker shall be designated in writing by DBSI, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act or the Market Maker, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders or the Market Maker on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders or the Market Maker on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders or the Market Maker’s Information, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, the Guarantors, the Holders and the Market Maker agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Holder or the Market Maker be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder or the Securities sold by the Market Maker exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6 are several and not joint.

(g) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, the Market Maker or any Holder or any Person controlling any Initial Purchaser, the Market Maker or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement or the Market Making Registration Statement.

7. General.

(a) Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders or the Market Maker hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding debt securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities or the Market Maker in this Agreement or otherwise conflicts with the provisions hereof. For clarification, nothing herein is intended to prohibit the Company and the Guarantors from (i) registering any Additional Notes (as defined in the Indenture) issued on the same registration statement as the Registrable Securities or (ii) complying with their obligations for the registration of any securities of the Parent Guarantor pursuant to the terms of the Plan of Reorganization or any agreement entered into as contemplated by the Plan of Reorganization.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent and with respect to the provisions of Section 5, the written consent of the Market Maker; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Securities or the Market Maker unless consented to in writing by such Holder or the Market Maker, as applicable; provided, further, that any such amendment, modification, supplement, waiver or consent to any departure from the provisions of this Agreement relating solely to Section 5 may be effected by a written consent duly executed solely by the Company and the Market Maker so long as any such amendment, modification, supplement, waiver or consent is not materially adverse to the Holders. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 7(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery: (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c); (iii) if to the Market Maker, initially at 745 Seventh Avenue, New York, New York 10019, attention Debt Capital Markets - High Yield, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c); and (iv) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder (other than such Initial Purchaser) to comply with, or any breach by any Holder (other than such Initial Purchaser) of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder (excluding those agreements made in Section 5 hereto) between the Company and the Guarantors, on the one hand, and the Initial Purchasers and the Market Maker, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement, and any claims, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

(i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CSA ESCROW CORPORATION

By:	/s/ Allen J. Campbell
Name:	Allen J. Campbell
Title:	President

Confirmed and accepted as of the date

first above written:

DEUTSCHE BANK SECURITIES INC.

For itself and on behalf of the

several Initial Purchasers

By:	/s/ Stephanie Perry
Name:	Stephanie Perry
Title:	Managing Director

By:	/s/ Philip Saliba
Name:	Philip Saliba
Title:	Director

EXHIBIT A

Joinder Agreement

WHEREAS, CSA Escrow Corporation and Deutsche Bank Securities Inc., as representative of the Initial Purchasers named on Schedule 1 of the Purchase Agreement (the “Initial Purchasers”), heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”), dated May 11, 2010, providing for the registration and exchange of the Securities (as defined therein); and

WHEREAS, Cooper-Standard Automotive Inc., a Delaware corporation (the “Company”), and each of the Guarantors, which was originally not a party thereto, has agreed to join in the Registration Rights Agreement on the Release Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, the Company and each Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to the Guarantors and/or the Company, as applicable, to such signatory party in the Registration Rights Agreement as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Guarantors or the Company, as applicable, and of such signatory party pursuant to the Registration Rights Agreement.

2. Representations and Warranties and Agreements of the Company and the Subsidiary Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties to the Registration Rights Agreement.

Ex. A-1

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. Applicable Law. This Joinder Agreement, and any claims, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Ex. A-2

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Ex. A-3

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of May 11, 2010 by and among CSA Escrow Corporation, a Delaware corporation, and Deutsche Bank Securities Inc., on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                                                  .

[NAME]

By:
Name:
Title:

Annex A-1